Exhibit 99.1

FOOTNOTES

(1)
The securities reported in this Form 4 may be deemed to be directly beneficially owned by KERN Cobalt Co-Invest Partners AP LP (the “AP Partnership”) and KERN Cobalt Group Management Ltd. (“KERN Cobalt Group”), as a result of KERN Cobalt Group being the general partner of the AP Partnership. Each of the foregoing entities is a Reporting Person.  All other Reporting Persons are included within this Form 4 due to their affiliation with the AP Partnership and/or the partners thereof as described herein. In addition, as of the date hereof, the securities reported herein may be deemed to be indirectly beneficially owned by the following: The Board of Trustees of the Leland Stanford Junior University, Caisse de dépôt et placement du Québec (“Caisse”), KERN Energy Partners I LP (“KERN I”), KERN Energy Partners II LP (“KERN II”), KERN Energy Partners III LP (“KERN III”) and KERN Cobalt Co-Invest V LP (“KERN V”), each a limited partner of the AP Partnership; KERN Energy Partners I U.S. LP (“KERN I U.S.”), KERN Energy Partners II U.S. LP (“KERN II U.S.”) and KERN Energy Partners III U.S. LP (“KERN III U.S.”), each a limited partner of KERN V; KERN Cobalt Group V LLC (“KERN Group V”), the general partner of KERN V; KERN Energy Partners Management Ltd. (“KERN Management”), the general partner of KERN I and KERN I U.S.; KERN Partners Ltd. (“KERN Partners”), the sole stockholder of KERN Cobalt Group, KERN Management and KERN Energy Partners Management II Ltd. (“KERN Management II”) and the sole member of KERN Group V; KERN Management II, the general partner of KERN II and KERN II U.S.; KERN Energy Partners GP III LP (“KERN Energy GP”), the general partner of KERN III and KERN III U.S.; KERN Energy Partners Management III Ltd. (“KERN Management III”), the general partner of KERN Energy GP; and Pentti Karkkainen, a director of KERN Partners (collectively, and including the AP Partnership and Kern Cobalt Group, the “Reporting Persons”). Neither the present filing nor anything contained herein shall be construed as an admission that any Reporting Person constitutes a “person” for any purpose other than for compliance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Due to the electronic system’s limitation of 10 Reporting Persons per joint filing, this statement is being filed in duplicate.

(2)
Pursuant to an underwriting agreement, dated May 7, 2013 (the “Underwriting Agreement”), by and among the underwriter named therein (the “Underwriter”), Cobalt International Energy, Inc. (the “Company”) and the selling stockholders named in Schedule A thereto (the “Selling Stockholders”), the Underwriter agreed to purchase from the Selling Stockholders and the Selling Stockholders agreed to sell to the Underwriter an aggregate of 50,000,000 shares of common stock of the Company, par value $0.01 (“Common Stock”), which aggregate amount includes 4,000,000 shares of Common Stock held directly by the AP Partnership and indirectly by the other Reporting Persons (the “Offering”). On May 10, 2013, the Underwriter closed on the Offering, pursuant to which the Reporting Persons sold an aggregate of 4,000,000 shares of Common Stock.

(3)
Pursuant to the final prospectus filed with the Securities and Exchange Commission (the “SEC”) by the Company on May 7, 2013, the purchase price of the shares of Common Stock in the Offering paid by the Underwriters was $26.62 per share of Common Stock. Accordingly, the Reporting Persons sold an aggregate of 4,000,000 shares of Common Stock for an aggregate amount of $106,480,000.

(4)
As of May 10, 2013 the Reporting Persons may be deemed to beneficially own 19,039,795 shares of Common Stock, excluding 87,940 shares of Common Stock that are solely beneficially owned by Caisse as reported in the Form 4 filed with the SEC by Caisse on February 22, 2013. Each Reporting Person disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein. Each Reporting Person may be deemed to be a member of a “group” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”). This Form 4 shall not be deemed to be an admission that any Reporting Person is a member of a “group”, the beneficial owner of any securities reported herein or has any pecuniary interest in any of the securities reported herein, in each case, for purposes of Section 16 of the Exchange Act or for any other purpose.